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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form S-4 filed on Form S-8 on October 4, 2000, of our report dated February 29, 2000, with respect to the consolidated financial statements of Healtheon/WebMD Corporation (currently known as WebMD Corporation) included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP


Atlanta, Georgia
September 29, 2000